UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

Lifecore Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	O-4136	41-0948334

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

3515 Lyman Boulevard
Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 952-368-4300

Item 7. Financial Statements and Exhibits

(c) The following exhibit is being furnished herewith:

99.1       Press release dated February 10, 2004

Item 9. Regulation FD Disclosure

On February 10, 2004 Lifecore Biomedical, Inc. (“Lifecore”) issued a press release which announced today that Dennis J. Allingham has been appointed President and Chief Executive Officer and to the Board of Directors. Mr. Allingham previously served as Executive Vice President, Chief Financial Officer and General Manager of the Hyaluronan and Oral Restorative Divisions of Lifecore Biomedical. The Board of Directors of Lifecore Biomedical accepted the resignation of Dr. James W. Bracke, President, CEO and Director, who left to pursue other opportunities.

A copy of Lifecore’s press release is attached hereto as Exhibit (99.1) and hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.

Dated: February 10, 2004	/s/ Dennis J. Allingham

Dennis J. Allingham
Chief Executive Officer, Chief Financial Officer and President

Exhibit Index

99.1      Press release dated February 10, 2004